contract of guaranty

(Apply to the guarantor as a natural person)

Contract No.: 0304202112037946 BZ-2

The Guarantor (Party A): Tang Xiaohuan

dwelling place:Room 102, Unit 2, Building 2,208, Guangxin Road, Yanxi, Yongan, Fujian Province ID Number: 350481198811071029

Creditor (Party B): Xiamen International Bank Co., Ltd_branch

dwelling place:Units IA, 1B, 2A and 2B, Xingang Square, No.10, Hubin North Road, Siming District, Xiamen City

Important: This Contract is concluded by the parties on an equal and voluntary basis in accordance with relevant laws and regulations. All the terms of the contract are true expressions of the intention of the parties. In order to fully safeguard the legal rights of the guarantor, the creditor hereby requests the guarantor to carefully read the terms of the contract, especially the black part thereof, and pay full attention to its contents. If you have any questions or ambiguity, please timely consult the creditors and professional institutions or professionals.

In order to ensure that Xiamen Star fashion culture media Co., LTD (Hereinafter referred to as the "The Debtor") of The Number of 0304202112037946 Comprehensive credit line contract The performance of (hereinafter referred to as the "Master Contract") guarantees the realization of Party B's creditor's rights, and Party A and its spouse (if any) are willing to provide joint and several liability guarantee for all debts formed by the debtor and Party B in accordance with the master contract. In order to clarify the economic responsibilities of both parties, they hereby enter into this contract as follows:

Article 1. Mode of guarantee

Party A shall provide the joint and several liability guarantee. Party A confirms that when the debtor fails to perform its debts in accordance with the principal contract, Party B has the right to directly require Party A to undertake the liability of the guarantee without disposal or recourse, including but not limited to any guarantee, mortgage, pledge, guarantee and standby guarantee) for the claims under the principal Contract, Party A shall not exercise the right of recourse against Party B.

Article 2 Scope of guarantee

)

All debt principal under the main contract (capital of currency amount)__RMB Eight million only (CNY 8,000,000.00) and interest (including overdue penalty interest and compound interest), liquidated damages, compensation and expenses incurred by Party B in realizing the creditor's rights (including but not limited to litigation costs, arbitration fee, attorney's fee, property preservation fee, travel fee, execution fee, evaluation fee, auction fee, etc.).

Article 3. Guarantee Period

Three years from the effective date of this Contract to the expiration date of the obligations under the Master Contract. If Party A agrees to extend the term of the creditor's right, the guarantee period shall be three years from the expiration date of the renewal of the debt performance term agreed in the extension agreement or supplementary agreement.

Article 4 Change of the master contract guaranteed by the guarantor

Party A confirms that if Party B and the debtor agree to change the main contract terms, party B need not obtain the consent of Party A, and Party A guarantees that the liability will not be affected. However, if it is necessary to extend the performance period of the debt or increase the principal amount of the debt to aggravate the debt, the written consent of Party A shall be obtained.

Article 5 Undertake the guaranty liability in advance

If Party B requires the debt to be due in advance according to the provisions of the master contract, Party A shall bear the guarantee on the early due date

Certificate liability.

Article 6 Collection of the amounts payable

Party A agrees and authorizes Party B to voluntarily transfer all the accounts opened by Party A from the branches of Xiamen International Bank Co., Ltd. Such funds may be the original currency of the loan or other currencies equivalent to those converted into the original currency of the loan.

Article 7 Other terms as agreed upon by both parties

7.1 During the term of this Contract, if the debtor merges, division, shareholding reform, capital increase, joint venture, joint venture, name change, etc., Party A's guarantee liability shall not be reduced or exempted.

7.2 If the main contract is confirmed to be invalid, Party A shall be jointly and severally liable for the debts caused by the debtor's return of property or compensation for losses.

7.3 Party A is obliged to supervise the debtor's use of the loan and to supervise the debtor as the principal

The contract shall repay the loan in full and on time.

7.4 If Party B fails to exercise any rights under the Master Contract, or gives any tolerance, concession, accommodation or delay, it shall not be deemed to have abandoned part or all of this guarantee.

7.5 If Party B transfers in part or all of the rights under the Main Contract to a third party, the transferee shall acquire the security interest hereunder related to the creditor's rights.

7.6 During the warranty period, if Party A dies or loses civil capacity and fails to continue to perform this Contract, it shall be deemed to have breach of contract;

7.7 If Party A is involved in criminal cases, litigation, arbitration or disputes and has an adverse impact on its guarantee ability, Party A shall immediately notify Party B.

7.8 Party A warrants that it will not sell or transfer the property to others for any reason during the warranty period.

7.9 the parties to this contract to confirm the following address and way for party b notify party a loan related matters and debt / guarantee obligations of creditor's rights transfer, collection and litigation (arbitration), execution and non litigation case file (including but not limited to the creditor's rights transfer notice, collection notice, payment, guarantee responsibility and other kinds of notice, and before preservation, first instance, second instance, retrial and various stages of litigation documents, notarial documents, arbitration documents, documents, execution, non litigation trial documents, evaluation report, materials, etc.) of service address and way:

To: Tang Xiaohuan, mailing address: Room 2008,25 Jiahe Road, Siming District, Xiamen city: 361000, tel: 15606099476

Party A does not agree to accept the service of electronic documents, email address: /, electronic service shall have the same legal effect as written service.

After the above legal documents are sent, except for party A (or the legal representative himself), the office, mail room, property security guards, company colleagues and other adults living with them shall also be deemed to have been served. Party A agrees that the following dates shall be regarded as the date of service: if the letter is sent, three days (calendar days) after the registration or express mail; on the special person, on the date of the recipient; if the electronic document is delivered, from the date of E-mail success. If Party A refuses to accept, it shall be deemed to have been delivered three days (calendar days) after the document is sent.

If the above delivery address and method are changed, Party A shall timely notify Party B, the court, arbitration committee, notary office and other relevant departments in writing within three days (calendar days) from the date of the change, and reconfirm the address and method of delivery in writing. Before Party B and the relevant departments receive the valid notice of the change of address, the above service address shall still be regarded as the valid service address of Party A. In case of any matter required to notify Party A, Party B may also post a notice, online banking, mobile banking, telephone, SMS and other methods on Party B's website.

Article 8 Application of law and dispute resolution

The conclusion, validity, interpretation, performance and dispute settlement of this Contract shall be governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macao Special Administrative Region and Taiwan Region). Any dispute or dispute arising from or in connection with this Contract shall be settled by both parties through negotiation. If no agreement is reached through negotiation, it shall be under the jurisdiction of the people's court where Party B is located.

During the litigation, the provisions of this contract that does not involve the disputed part of the contract shall still be performed.

Article 9 The effectiveness of the contract

This contract shall come into force from the date when the signatory sign or seal by both parties. This contract is made in trioriginals, one held by Party A and two held by Party B. The copies have the same legal effect.

Article 10. Declaration clause

10.1 Party A has carefully read all the terms of this contract and paid special attention to the blackened clauses of this contract. At the request of Party A, Party B has made relevant provisions of this Contract. Party A has fully understood and fully understood the meaning of this contract terms and the corresponding legal consequences, and voluntarily signs this Contract.

10.2 Any dispute between Party A and the debtor

shall have nothing to do with Party B.10.3

Party A has the right to sign this Contract.

first party:

Signature and seal of the Guarantor (himself): [signature]

ID card or passport number: 350481198811071029

I have carefully read and fully understood all the terms and conditions of this contract before signing the contract.

签字日期：2021 年 12 月 15 日

Signature of the guarantor (spouse):

ID card or Passport number: 350481198607132015

I have carefully read and fully understood all the terms and conditions of this contract before signing the contract.

签字日期：2021 年 12 月 15 日

No spouse statement: (only if the guarantor has no spouse)

The guarantor hereby wishes to declare that my current marital status is/ (Unmarried / divorced not againMarriage / widowed without remarriage). I warrant that the situation is true and bear all legal and economic responsibilities arising therefrom.

signature of bearer:

Date: / year / month /

second party:

Signature date: 03rd December, 2021

Signature: Xiamen market think bright distinguish (Please fill in the location of the branch office)

eyewitness:_______

addendum

(stock inventory)

Guarantor and their spouses: Chen Xiaomin, Zhan Jie

Main property status:

1. Bank deposits	(1) Deposit bank	/
	amount of money	/
	Deposit account number or CD number	/
	(2) Deposit bank	/
	Gold stocks	/
	Deposit account number or CD number	/
2. Real estate	(J) Address and name of the seat	/
	Property owner (including co-owner)	/
	(2) Address and name of the seat	1
	Property owner (including co-ownership rights)	/
3. Transportation vehicles	(1) License plate number	/
	Owner's name	/
	(2) Car compilation number	/
	Owner's name	/
[illegible]	(1) Industry name	/

风险管理部合同审校章

category (industrial assets)	Equity share	/
5, Other		1